Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of American Riding Tours, Inc., a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal period ended March 31, 2014 and filed with the U.S. Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of American Riding Tours, Inc. (the “Company”) certifies to his knowledge that:

(1) The Annual Report on Form 10-K of the Company for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Edward Zimmerman III
Edward Zimmerman III
Principal Executive Officer Principal Financial Officer

Date: June 30, 2014